UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2025
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ARTIVION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Lance A. Berry as Chief Operating Officer

On August 6, 2025, the Board of Directors of Artivion, Inc. (the “Company”) appointed Lance A. Berry, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, as the Company’s Chief Operating Officer, effective as of August 11, 2025. Mr. Berry’s appointment as the Company’s Chief Operating Officer will be in addition to his continued service as the Company’s Chief Financial Officer and Treasurer.1

Mr. Berry, 53, has served as the Company’s Chief Financial Officer and Treasurer since his appointment on December 4, 2023. Prior to joining the Company, Mr. Berry most recently served from January 2019 until November 2020 as the Executive Vice President, Chief Financial and Operations Officer of Wright Medical Group N.V. (“Wright”), until it was acquired by Stryker in November 2020. Previously, Mr. Berry served as the Senior Vice President, Chief Financial Officer for Wright from 2009 to 2018 and as its Vice President, Corporate Controller from 2002 to 2009. Before joining Wright in 2002, Mr. Berry served as a certified public accountant for Arthur Andersen. Mr. Berry currently serves on the board of directors of a public company, Treace Medical Concepts, Inc. Mr. Berry earned bachelor’s and master’s degrees in accounting from the University of Mississippi in 1994 and 1995, respectively.

In connection with the Board of Directors’ appointment of Mr. Berry to the position of Chief Operating Officer, and his continued service as the Company’s Chief Financial Officer and Treasurer, Mr. Berry will receive the following compensation: (a) an annual base salary of $540,000; (b) annual cash incentive compensation as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”), with a bonus target of 70% of his base salary; and (c) starting in 2026, a target equity grant valued at $2,250,000, divided equally among the equity vehicles of Performance Share Units and Restricted Stock Units, as determined by the Committee at the time equity grants are made for all officers for 2026.

There are no arrangements or understandings between Mr. Berry and any other persons pursuant to which he was appointed as Chief Operating Officer. There are no family relationships between Mr. Berry and any director or executive officer of the Company, and Mr. Berry has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement of Marshall S. Stanton, Senior Vice President, Clinical Research and Chief Medical Officer

On August 6, 2025, Marshall S. Stanton, M.D., the Company’s Senior Vice President, Clinical Research and Chief Medical Officer, notified the Company of his decision to retire, effective March 31, 2026 (the “Retirement Date”), from the position of Senior Vice President, Clinical Research and Chief Medical Officer. Dr. Stanton’s decision to retire from this position was not related to any disagreements with the Company on any matter relating to its operations, policies, or practices or any issues regarding clinical or legal matters. The Company and its Board of Directors extend their gratitude to Dr. Stanton for his nearly five years of dedicated and exemplary service to the Company and wish him well in his retirement from this position.

The Company expects that Dr. Stanton will continue to provide strategic advice and transition services to the Company for a period of up to one year following the Retirement Date. The Company and Dr. Stanton are working on finalizing the terms of that arrangement.

1 Mr. Berry also currently serves as the Company’s Principal Financial Officer and will continue serving in that capacity following his appointment as the Company’s Chief Operating Officer.

Item 9.01(d) Exhibits
(d)Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 11, 2025

ARTIVION, INC.

By:	/s/ Jean F. Holloway
Name:	Jean F. Holloway
Title:	Senior Vice President, General Counsel, Chief Compliance Officer & Secretary.